UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2003

WORLD AIRWAYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM 5.	Other Events and Required FD Disclosure.

      On September 10, 2003, World Airways, Inc., a Delaware corporation (the “Registrant”), announced the signing of a new contract with TM Travel to provide service between Honolulu, Hawaii, and Las Vegas, Nevada. The contract is expected to generate revenues of approximately $7.3 million in 2003 and $31 million per year for both 2004 and 2005. A copy of the press release issued by the Registrant on September 10, 2003 is attached hereto as Exhibit 99.1 and is incorporated into this item of this Current Report on Form 8-K as if fully set forth herein.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Document

99.1	Press Release of World Airways, Inc. dated September 10, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD AIRWAYS, INC. (Registrant)

	By:	/s/ Hollis L. Harris

	Name:	Hollis L. Harris

	Title:	Chairman & CEO

Date: September 10, 2003